BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET           JOANN M. STRASSER
JAMES R. CUMMINS              CINCINNATI, OHIO 45202       AARON A. VANDERLAAN
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN         TELECOPIER (513) 381-2125        OF COUNSEL
LYNNE SKILKEN                                              GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN



                                 October 8, 1999


AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

Gentlemen:


          Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions"). We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 30 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,



                                      ______/s/_______________

                                      Brown, Cummins & Brown Co., L.P.A.